UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2025

Boxabl Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-56579	85-2511929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5345 E. N. Belt Road Las Vegas, NV	89115
(Address of principal executive offices)	(Zip Code)

(702) 500-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None.

Securities registered under Section 12(g) of the Act:

Non-Voting Series A-3 Preferred Stock, $0.00001 par value

Non-Voting Series A-2 Preferred Stock, $0.00001 par value

Non-Voting Series A-1 Preferred Stock, $0.00001 par value

Non-Voting Series A Preferred Stock, $0.00001 par value

Common Stock, $0.00001 par value

(Title of Class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2025, Boxabl Inc. (the “Company”) announced the appointment of Morris A. Davis, Ph.D., to the Company’s Board of Directors beginning December 12, 2025. Dr. Davis has also been appointed to the Audit committee of the Board. As compensation for his service as a director, Dr. Davis will receive $80,000 in cash and $250,000 of restricted stock units under the Company’s current Stock Incentive Plan.

Effective December 12, 2025, David R. Cooper II resigned as a director of Company. Mr. Cooper had also been a member of the Company’s compensation committee and its audit committee. There was no disagreement, to the knowledge of the Company’s executive officers, between Mr. Cooper and the Company regarding the Company’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
17.1	Letter from David R. Cooper II
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boxabl Inc.

Date: December 15, 2025	By:	/s/ Martin Noe Costas
Martin Noe Costas
Chief Financial Officer